UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SUPPORTSOFT, INC.

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On April 30, 2009, SupportSoft, Inc. (the “Company” or “SupportSoft”) issued the following press release.

SupportSoft Announces Successful Completion of MSPAlliance Vendor

Accreditation Program

Executive to Speak at MSPWorld Orlando 2009

REDWOOD CITY, CA (April 30, 2009) – SupportSoft, Inc. (NASDAQ: SPRT), a provider of software and services that make technology work, today announced that it has received accreditation under the MSPAlliance’s (MSPA) Vendor Accreditation Program (VAP). VAP is the first program of its kind, specifically designed by managed service providers (MSPs) as a benchmark for vendors that sell to the MSP community.

Vendors who bear the VAP seal have shown they abide by the highest principles of quality in areas such as financial stability, positive channel practices, product research and development, and MSP customer satisfaction.

“The Vendor Accreditation Program is critical to MSPs, as companies that receive accreditation have demonstrated their exceptional commitment to the channel,” said Charles Weaver, president of the MSPAlliance. “We are very proud to have a proven global leader like SupportSoft certified as a part of this prestigious body of vendors, and look forward to a long, mutually-beneficial relationship.”

Of particular note, is that Michael Sayer, general manager & EVP of SupportSoft’s Enterprise Solutions Group, will address the audience at this week’s upcoming MSPWorld in Orlando.

“We are honored to receive this prestigious recognition from the MSPAlliance,” stated Michael Sayer. “Over the years, SupportSoft has worked closely with the Managed Service Provider community to bring the most innovative support automation solutions to their customers and employees. Now, more than ever, with increasing technical complexity and tightening IT budgets, these tools have become critical for business success.”

Sayer continued, “Our partnership with the MSPAlliance to deliver world-class tech support solutions comes at an opportune time as we recently announced the signing of a definitive agreement to sell our Enterprise business to Consona, a leading ERP and CRM software provider, subject to shareholder approval. Upon the closing of the sale, we expect this union to bring significant value-add to global MSPs and IT organizations looking to meet the demand and need for enhanced services and new revenue.”

VAP was created using a wide base of criteria considered as critical by MSPs when selecting a vendor. Criteria examined during the accreditation process include:

•	Business Practices: Focusing on channel development, channel competition safeguards, experience in the managed services industry, etc.

•	Product Roadmap: Examining the vendor’s willingness to invest in their products in order to ensure continued relevance for the MSPs on a continued basis.

•	Financial: Examination of financial stability to ensure adequate support of channel initiatives and product development.

•	Client References: Vendor must provide at least three MSP-specific client references.

The MSPAlliance, with more than 8,000 corporate members worldwide, is committed to increasing reliability and dependability in the industry surrounding the value and benefit of using managed service providers to provide a wide range of mission-critical services. In addition, the MSPAlliance collects data on the practice of managed services on behalf of its members, to help them increase the value delivery of IT to the organizations they serve.

About SupportSoft, Inc.

SupportSoft (NASDAQ: SPRT) provides software and services that make technology work. The Company’s solutions reduce technology support costs, improve customer satisfaction and enable new revenue streams for companies reaching 50 million users worldwide. The Company also provides Instant Technology Relief® to consumers and small businesses through a series of channel partners and www.support.com. For more information about the Company and its enterprise offerings, visit http://www.supportsoft.com; for Instant Technology Relief from consumer and small business technology problems, visit www.support.com.

About MSPAlliance

The MSPAlliance is a global organization made up of more than 8,000 Managed Service Providers and technology enablers who work in a collaborative effort to define, promote and educate the Managed Services Industry and the end-user consumer on the adoption and successful use of technology through Managed Services. For more information about the MSPAlliance and the Managed Services Accreditation Program please visit www.mspalliance.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding our expected future performance as well as assumptions underlying or relating to such statements of expectation, all of which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We are subject to many risks and uncertainties that may materially affect our business and future performance and cause those forward-looking statements to be inaccurate. All statements in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “outlook,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “forecasts,” “estimates” and similar expressions often identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, any statements about the sale of the Enterprise business.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: the potential for first quarter 2009 revenue to change based on the completion of the quarterly closing and review by SupportSoft’s independent registered public accounting firm; our dependence on a limited number of channel partners for our Consumer revenue; the potential that any of SupportSoft’s consumer partnerships take longer to produce revenue or do not produce revenue; the possibility that the sale of the Enterprise business will not be completed successfully; the possibility that restructuring actions and other cost reduction measures may not be effective as planned; our ability to successfully transition divestitures and acquisitions; as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Annual Report on
Form 10-K filed with the SEC on March 11, 2009. You can locate these filings on the Investor Relations page of our website, www.supportsoft.com/Company/investor_relations.html.

Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to publicly revise or update any statement for any reason.

Important Additional Information Will Be Filed With The SEC

SupportSoft filed a preliminary proxy statement with the SEC on April 10, 2009 and plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the proposed sale of the Enterprise Business and the other corporate matters described therein. The preliminary proxy statement contains (and the definitive proxy statement will contain) important information about SupportSoft, Consona Corporation, the proposed sale of the Enterprise Business and the other corporate matters described therein. Investors and security holders are urged to read the proxy statement carefully before making any voting or investment decision with respect to the proposed sale of the Enterprise Business and the other corporate matters described therein. Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by SupportSoft through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement from SupportSoft by contacting Maura Burns at maura.burns@supportsoft.com or (650) 556-8992.

SupportSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of the Enterprise Business and the other corporate matters set forth in the proxy statement. Information regarding SupportSoft’s directors and executive officers and their ownership of SupportSoft’s shares is contained in SupportSoft’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the preliminary proxy statement that was filed on April 10, 2009, and is supplemented by other public filings made, and to be made, with the SEC. A more complete description will be available in the definitive proxy statement we expect to file in connection with the proposed sale of the Enterprise Business. Investors and security holders may obtain additional information regarding the direct and indirect interests of SupportSoft and its directors and executive officers with respect to the proposed sale of the Enterprise Business by reading the proxy statement and other filings referred to above.

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